UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2026

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 7, 2026, Phathom Pharmaceuticals, Inc. (“Phathom” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of (i) 6,875,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price to the public of $16.00 per share, and (ii) with respect to certain investors, pre-funded warrants to purchase an aggregate of 1,250,078 shares of Common Stock at a price of $15.999 per pre-funded warrant (the “Pre-Funded Warrants”), which represents the per share price for the Shares less a nominal $0.001 per share exercise price for each Pre-Funded Warrant. The Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $15.04 per share and pre-funded warrants at a price of $15.039 per pre-funded warrant. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 1,218,761 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from this offering are expected to be approximately $130 million, or approximately $150 million if the Underwriters’ option to purchase additional shares is exercised in full, before deducting underwriting discounts and commissions and estimated offering expenses. The offering is expected to close on January 9, 2026, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an exercise price of $0.001 per share of Common Stock, will be immediately exercisable on the date of issuance and will not expire. Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than a specified beneficial ownership limitation of either 19.99% (as selected by such holder prior to the issuance of the Pre-Funded Warrant) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or property that such holder would have received had they exercised in full the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-292596), including the prospectus included therein, previously filed with the Securities and Exchange Commission (the “SEC”) and which became automatically effective upon filing, and a prospectus supplement and the accompanying prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement and the Pre-Funded Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and form of Pre-Funded Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively to this report and which are incorporated by reference herein. A copy of the opinion of Latham & Watkins LLP, relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants in this offering is attached as Exhibit 5.1 to this report.

The Company issued press releases on January 7, 2026 announcing the commencement and pricing of the offering, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

***

Phathom cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the completion of the offering and the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in Phathom’s business, including those described in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 7, 2026, by and among Phathom Pharmaceuticals, Inc. and Guggenheim Securities, LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated January 7, 2026

99.2	Press Release dated January 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: January 8, 2026	By:	/s/ Anne Marie Cook
Anne Marie Cook
Chief Legal Officer